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                                                                   Exhibit 2.1.4

Microfilm Number 9538-1449   Filed with the Department of State on March 3, 2000
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Entity Number  25-26850      /s/ Secretary of the Commonwealth
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                                      Secretary of the Commonwealth

             ARTICLES OF AMENDMENT -- DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev 91)

     In compliance with the requirements of 15 Pa.C.S. section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:           Red Bell Brewing Company
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2. The (a) address of this corporation's current registered office in this
   Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)  3100 Jefferson Street           Philadelphia  PA  19121   USA
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       Number and Street                City        State  Zip    County

   (b) c/o:
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             Name of Commercial Registered Office Provider             County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:  Business corporation
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    law of 1988 15PA CSA section 1101, et. seq.
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4. The date of its incorporation is:       June 29, 1993
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5. (Check, and if appropriate complete, one of the following):

    X   The amendment shall be effective upon filing these Articles of Amendment
   ---  in the Department of State.

        The amendment shall be effective on:                     at
   ---                                       -------------------    ------------
                                                     Date               Hour

6. (Check one of the following):

    X The amendment was adopted by the shareholders (or members) pursuant to --- 15 Pa.C.S. section 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to --- 15 Pa.C.S. section 1914(c).

7. (Check, and if appropriate complete, one of the following):

    X The amendment adopted by the corporation, set forth in full, is as --- follows:

       Resolved that the authorized shares of the corporation has been approved by the shareholders to be increased from 5,000,000 to 25,000,000 shares.


       The amendment adopted by the corporation as set forth in full in Exhibit --- A attached hereto and made a part hereof:
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8. (Check if the amendment restates the Articles):

    X The restated Articles of incorporation supersede the original Articles --- and all amendments thereto.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
   24   day of   February,  2000.
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                                              Red Bell Brewing Company
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                                               (Name of Corporation)

                                        BY: /s/ James R. Bell
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                                                    (Signature)

                                        TITLE:    President / Chairman
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